Exhibit 10.1

LITIGATION SETTLEMENT, SECURITIES PURCHASE, RELINQUISHMENT AND EXCHANGE AGREEMENT

This Litigation Settlement, Securities Purchase, Relinquishment and Exchange Agreement (this “Agreement”) is made and entered into as of June 11, 2007, among Markland Technologies, Inc., a Florida corporation (“Markland” or the “Company”), the investors signatory hereto (each such investor is a “Investor” and all such investors are, collectively, the “Investors”) and the holders signatory hereto (each such holder is a “Holder,” and all such holders are, collectively, the “Holders”).

WHEREAS, each Investor is the owner of good and marketable title to (i) the number of shares of the Series E Convertible Preferred Stock, $0.0001 par value per share, of Markland (the “Series E Preferred Stock”) set forth opposite such Investor’s name on Schedule A hereto (collectively, the “Series E Preferred Shares”) and each Holder currently holds (ii) the number of shares of the Series F Convertible Preferred Stock, $0.0001 par value per share, of Markland (the “Series F Preferred Stock”) set forth opposite such Holder’s name on Schedule B hereto (collectively, the “Series F Preferred Shares”), in each case free and clear of all liens, pledges and encumbrances; and

WHEREAS, the Holders have agreed to relinquish the Company’s outstanding Series F Preferred Stock; and

WHEREAS, pursuant to the terms an equity grant dated October 20, 2006 (the “Equity Grant”) the Holders are entitled to an immediate grant of 500,000 shares of Common Stock of Technest as a consequence of the transactions contemplated by the Purchase Agreement which may be deemed to include a “change of control” of the Company and have agreed to relinquish such right in exchange for the immediate issuance to each of them of 375,000 shares of Technest Common Stock; and

WHEREAS, the parties are currently involved in certain litigation captioned Aberdeen Avenue, LLC et al. v. Markland Technologies, Inc. and filed on behalf of the Investors in New York state court (the “Lawsuit”) and have agreed that the Lawsuit shall be dismissed with prejudice and without costs; and

WHEREAS, among other things, as consideration for the settlement of such litigation and the release of certain existing contractual rights by the Investors, Markland is willing to offer each Investor and each Investor is willing to accept shares of Markland’s newly issued Series G Preferred Stock, $0.0001 par value per share (the “Series G Preferred Stock”), in exchange for each Investor’s shares of Series E Preferred Stock, subject to the terms and conditions set forth herein (the “Share Exchange”); and

WHEREAS, Markland also desires to raise up to $1,500,000 through the sale of three million one hundred fifty-five thousand nine hundred forty-nine (3,155,949) shares of common stock of Technest Holdings, Inc. (“Technest”), $0.001 par value per share, that it holds (the “Technest Shares”), and the Investors desire to purchase such Technest Shares, subject to the terms and conditions set forth herein; and

WHEREAS, in order to induce the parties to agree to the purchase of the Technest Shares, the Series F Preferred Shares relinquishment, and the Share Exchange in accordance with the terms hereof, the parties hereto hereby agree that this Agreement also furthers the interests of all parties by granting certain rights and placing certain restrictions on the parties hereto.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.    Sale of Technest Shares; Relinquishment of Series F Preferred Shares; and Exchange of Series G Preferred Shares for Series E Preferred Shares.

1.1    Sale of Technest Shares. Subject to the terms and conditions of this Agreement, Markland agrees to sell the Technest Shares, free and clear of all liens and restrictions, to the Investors at a price per share of approximately $0.4753 for an aggregate purchase price of $1,500,000 (the “Purchase Price”). Each Investor, acting severally and not jointly, agrees to purchase from Markland the Technest Shares, at the aggregate purchase price, set forth opposite such Investor’s name on Schedule C hereto. The sale and purchase of the shares of Technest Shares shall take place at the Closing as described in Section 1.4.

1.2    Relinquishment of Series F Preferred Shares. Subject to the terms and conditions of this Agreement, each Holder hereby agrees to relinquish and tender to Markland the Series F Preferred Shares set forth opposite such Holder’s name on Schedule B to Markland, and Markland hereby agrees to accept such Series F Preferred Shares from such Holder for no consideration. In addition, and in recognition that the sale of the Technest Shares to Investors would trigger immediate vesting of shares of common stock of Technest to the Holders, the Company shall transfer to each Holder 375,000 shares of restricted common stock of Technest (750,000 shares in aggregate) (the “Relinquishment Shares”) in full satisfaction of its obligation under the Equity Grant. The closing of the relinquishment of the Series F Preferred Shares and the transfer of the Relinquishment Shares shall take place at the Closing.

1.3    Exchange of Series E Preferred Shares for new Series G Preferred Shares. Subject to the terms and conditions of this Agreement, Markland agrees to exchange its newly issued shares of Series G Preferred Stock for all of the shares of Series E Preferred Stock currently owned by the Investors. Each Investor, acting severally and not jointly, agrees to exchange the number of shares of Series E Preferred Shares for the number of shares of Series G Preferred Stock set forth opposite such Investor’s name on Schedule A hereto. The exchange shall take place at the Closing.

1.4    The Closing.

(a)    At the Closing to be held on the date hereof (the “Closing”), (i) Markland shall issue to the Investors the Series G Preferred Shares in exchange for the Series E Preferred Shares, (ii) Markland shall sell, and the Investors shall purchase, the number of Technest Shares set forth on Schedule C, and (iii) the Holders shall relinquish and transfer to Markland their shares of Series F Preferred Stock, and Markland shall transfer to each Holder the Relinquishment Shares in full satisfaction of the Equity Grant. The Closing shall take place on or about June 15, 2007 at the offices of Gersten Savage LLP, 600 Lexington Avenue, 9th Floor, New York, New York or at such other location as may be agreed upon among the Investors and Markland.

(b)    In furtherance of the transactions described in Section 1.4(a), at the Closing, Markland shall issue and deliver to each Investor (i) a certificate for the Series G Preferred Shares being acquired by such Investor (as set forth on Schedule A) in exchange for such Investor’s Series E Preferred Shares and (ii) certificates for the Technest Shares being purchased by such Investor at the Closing (as set forth on Schedule C), against payment by such Investor to Markland of the aggregate purchase price therefor in the form of (A) a certified or bank check payable to the order of Markland, (B) a wire transfer to the bank account of Gersten Savage LLP, as escrow agent (the “Escrow Agent”), to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement, or (C) any combination of (A) and (B).

(c)    In furtherance of the transactions described in Section 1.4(a), at the Closing, Markland will cause to be released pursuant to the terms of that certain Escrow Agreement, as amended, executed in connection with that certain Registration Rights Agreement, dated as of March 24, 2006, between Markland and the investor signatories thereto (the “Previous Registration Rights Agreement”) 443,592 shares of Technest Common Stock, representing payment in full of any liquidated damages under the Previous Registration Rights Agreement to the holders of shares of Series E Preferred Stock entitled to such shares as set forth on Schedule D hereto.

1.5    Defined Terms Used in this Agreement. In addition to the terms defined above, the Glossary at the end of this Agreement sets forth the definitions of certain terms used in this Agreement.

SECTION 2.    Representations and Warranties of Markland. Markland hereby represents and warrants to each Investor as follows:

2.1    Organization.  Markland is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry out the transactions contemplated hereby.

2.2    Authorization.  The execution, delivery and performance by Markland of each of the Transaction Documents have been duly authorized by all requisite corporate action.

2.3    Enforceability.  Each of the Transaction Documents, when executed and delivered by Markland, shall constitute a legal, valid and binding obligation of Markland, enforceable against Markland in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), except that Markland may not be able to effect a conversion of Series G Preferred Stock into shares of its Common Stock until it has sufficient authorized Common Stock to do so.

2.4    No Conflicts.  The execution, delivery and performance by Markland of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on Markland.

2.5    Valid Issuance of the Series G Preferred Shares The shares of Series G Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

2.6    No Governmental Consent or Approval Required.  Assuming the accuracy of the representations made by the Investors in this Agreement, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by Markland of this Agreement or the other Transaction Documents for or in connection with the valid and lawful authorization, issuance, sale and delivery of the (a) shares of Series G Preferred Stock and (b) Technest Shares being issued hereunder, except for (x) the filing of the Series G Articles and (y) federal or state securities law filings which have been made or will be made in a timely manner.

2.7    Offering.  Assuming the accuracy of the Investors’ representations set forth in this Agreement, and subject to the filings described in Section 2.6(x) and Section 2.6(y), as applicable, the offer, sale and issuance of the shares of Series G Preferred Stock and the Technest Shares contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and will be in compliance with all applicable state securities laws.

2.8    Technest Common Stock Markland owns 10,535,271 shares of Technest Common Stock, representing approximately 63% of the issued and outstanding shares of common stock of Technest. Of this amount, 1,739,130 shares of Technest Common Stock were pledged by the Company in connection with a loan made by Silicon Valley Bank to Technest (the “Bank Loan”). Subject to the terms of the Bank Loan, such common stock is duly and validly issued, fully paid and nonassessable and is free of any restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

2.9    No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since December 8, 2006 made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Technest Shares and the Series G Preferred Stock as contemplated hereby.

SECTION 3.    Representations and Warranties of the Investors and Holders.  Each Investor (and Holder where identified) hereby represents and warrants to Markland as follows:

3.1    Organization. Each Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority and has taken all necessary action required for the due authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, as well as the consummation of the transactions contemplated hereby, and has not been organized, reorganized or recapitalized specifically for the purposes of investing in Markland or Technest.

3.2    Enforceability.  Each of the Transaction Documents, when executed and delivered by such Investor or Holder, shall constitute a legal, valid and binding obligation of such Investor or Holder, enforceable against such Investor or Holder in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3    No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on such Investor or Holder.

3.4    Investment Intent. Each Investor or Holder, as the case may be, is acquiring (i) the Relinquishment Shares, (ii) the Technest Shares, (iii) the shares of Series G Preferred Stock to be issued hereunder, and (iv) the shares of Technest Common Stock issuable upon conversion of the shares of Series G Preferred Stock being issued to such Investor hereunder (“Technest Conversion Shares”) (for purposes of this Section 3, the securities listed in (i) - (iv) of this subsection 3.4 being the “Securities”) for investment and not for, with a view to or in connection with the distribution thereof. The above sentence, however, shall not limit Investor's (or Holder’s) right to sell the Securities pursuant to applicable state and federal securities laws.

3.5    Restricted Securities.  Each Investor and Holder understands that the Securities have not been registered under the Securities Act, or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that such Securities must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration.  The certificates for the Securities to be issued hereunder shall bear a legend in substantially the form set forth below as well as any other legends required by applicable law, and such Investor and Holder covenants that he or it shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

3.6    Rule 144.  Each Investor and Holder understands that the exemption from registration afforded by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

3.7    Experience and Knowledge.  Each Investor and Holder: (a) has sufficient knowledge and experience in business and financial matters and with respect to investment in restricted securities so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby; (b) is able to bear the economic risk of such investment; and (c) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  Each Investor and Holder is aware of Markland’s business affairs and condition and Technest’s business affairs and condition and has acquired sufficient information about Markland and Technest to reach an informed and knowledgeable decision to acquire the Securities. Each Investor acknowledges that it has read and understands the relative rights and preferences and other terms of the Series G Preferred Stock as set forth in the Series G Articles.

3.8    Address.  The postal address for each Investor and Holder on such signature page attached hereto is true, accurate and complete as of the date hereof.

3.9    No Brokers.  All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of such Investor or Holder in such manner as to give rise to any right, interest or valid claim for any brokerage or finder’s commission, fee or similar compensation.

3.10   Title.  Each Holder is the owner of good and marketable title to the Series F Preferred Shares set forth opposite such Holder’s name on Schedule B hereto, free and clear of all liens, pledges and encumbrances.  Each Investor is the owner of good and marketable title to the Series E Preferred Shares set forth opposite such Investor’s name on Schedule A hereto, free and clear of all liens, pledges and encumbrances.

SECTION 4.    Conditions to Closing.

4.1    Conditions to the Investors’ Obligations at Closing. The obligations of each Investor to purchase the Technest Shares and to exchange its shares of Series E Preferred Stock for the new shares of Series G Preferred Stock at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived in writing:

(a)    Representations and Warranties. The representations and warranties of Markland contained in Section 2 shall be true and correct in all materials respects as of such Closing.

(b)    Performance. Markland shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Technest Shares and the shares of Series G Preferred Stock pursuant to this Agreement shall be obtained and effective as of such Closing.

(d)    Registration Rights Agreement. Markland shall have executed and delivered the Registration Rights Agreement.

(e)    Escrow Agreement. Markland shall have executed and delivered the Escrow Agreement.

(f)    Series G Articles. Markland shall have filed the Series G Articles with the Department of State of the State of Florida on or prior to the Closing, which shall continue to be in full force and effect as of the current Closing.

(g)    Security Agreement. Markland shall have executed and delivered the Security Agreement.

(h)    Resignation of Robert Tarini. Robert Tarini shall have tendered his irrevocable resignation effective the 5th business day after the Closing, and the Board of Markland shall have accepted his resignation, from his positions as Chief Executive Officer and Chairman of the Board of Directors of Markland.

(i)     Release from Lease in Rhode Island. Markland shall have assigned that certain real estate lease of office and warehouse space located at 222 Metro Center Boulevard, Warwick, Rhode Island (the “Lease”) to Mr. Tarini. Mr. Tarini shall have entered into a indemnification agreement with Markland whereby Mr. Tarini shall indemnify Markland from any and all future obligations associated with the Lease.

4.2    Conditions to Markland’s Obligations at Closing. The obligations of Markland to transfer the Relinquishment Shares, to sell the Technest Shares, and to exchange the Company’s new shares of Series G Preferred Stock for the Investors’ shares of Series E Preferred Stock to the Investors at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived in writing:

(a)    Representations and Warranties. The representations and warranties of the Investors and the Holders contained in Section 3 shall be true and correct in all material respects as of the Closing Date.

(b)    Performance. The Investors and the Holders shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Investors and Holders on or before the Closing.

(c)    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Technest Shares and the shares of Series G Preferred Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

(d)    Registration Rights Agreement. Each Investor and Holder shall have executed and delivered the Registration Rights Agreement.

(e)    Escrow Agreement. Each Investor and Stephen Hicks, as representative of the Investors, shall have executed and delivered the Escrow Agreement.

(f)    Series F Preferred Shares. In connection with the Closing, the Holders shall have delivered the Series F Preferred Shares, duly assigned to Markland, to Markland.

(g)    Security Agreement. Each Investor shall have executed and delivered the Security Agreement.

SECTION 5.   Escrow Shares. On or before the date of the Closing, Markland shall deposit an aggregate four million one hundred fifty-five thousand nine hundred forty-nine (4,155,949) shares of Technest Common Stock, which includes the Technest Shares, the Relinquishment Shares and an additional 250,000 shares of Technest Common Stock to be used to pay certain creditors of Markland (the “Escrow Shares”), with the Escrow Agent, to be held and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

SECTION 6.   Mutual Release. Effective upon the Closing, Markland, Robert Tarini, individually and in his capacity as a shareholder, officer and director of Markland, and Gino Pereira, individually and in his capacity as a shareholder, officer and director of Markland and the Investors, do each hereby remise, release and forever discharge the other parties, and their representatives, officers, directors, employees, agents, attorneys, subsidiaries, affiliates, parents, predecessors, successors and assigns from any and all debts, demands, actions, causes of action, suits, sums of money, contracts, controversies, agreements, promises, executions, liabilities, and any and all other claims of any kind, nature and description whatsoever, both in law and equity (whether known or unknown, tangible or inchoate, asserted or unasserted), which the releasing party or its successors or assigns now have or ever had from the beginning of the world to the date of the Closing, which shall include, without limitation, the parties’ respective obligations (including without limitation any future obligations) under the “Transaction Agreements” (as such term is defined in that certain Redemption and Securities Purchase Agreement dated March 24, 2006 among Markland and the investor signatories thereto). Notwithstanding the foregoing, the covenants, duties and obligations of all parties under this Agreement and the other Transaction Documents shall survive this mutual release and shall be fully enforceable in accordance with their respective terms. The parties agree not to commence or maintain any lawsuit against any other party with respect to any matter released hereby and agree that such commitment may be enforced by an action for injunctive relief with respect thereto. In connection therewith, the parties to the Lawsuit agree that they and/or their representatives will execute and cause to be filed with the court a stipulation of dismissal of the Lawsuit with prejudice and without costs.

SECTION 7.    Covenants. Following the Closing, but in any event not later than June 20, 2007, the Board of Directors of Markland shall appoint one (1) individual to serve as a director on Markland’s Board, subject to the approval and consent of the Investors.

SECTION 8.    [Reserved.]

SECTION 9.    Other Undertakings and Consideration. The parties acknowledge that in addition to the investment-related undertakings herein, the Investors are relinquishing certain existing rights, including but not limited to contractual rights for payment by Markland to Investors in connection with Technest’s issuance of additional shares of its common stock for cash consideration less than $5.85 per share. The parties further stipulate that the value of the rights being relinquished is difficult to quantify but the Parties reasonably believe that the value of such rights or undertakings exceeds $5,000,000.

The parties agree that in consideration of the foregoing, Markland shall hold in reserve for the exclusive benefit of the Investors holding Series G Preferred Stock 1,739,130 shares of common stock of Technest pledged by the Company in connection with the Bank Loan (the “Pledged Shares”). The parties stipulate that the Pledged Shares represent consideration for the release of Investor’s contractual rights pursuant to that certain Redemption and Securities Purchase Agreement among the parties, dated March 24, 2006, as amended. In order to assure that the Investor is provided with adequate consideration and to assure that the Investor receives such Pledged Shares if and when they are released by Silicon Valley Bank, the Company agrees to grant the Investor a security interest in such Pledged Shares, second only to the security interest previously granted to Silicon Valley Bank, and to direct Silicon Valley Bank to deliver the Pledged Shares to the Escrow Agent immediately upon the release by Silicon Valley Bank of its security interest in such Pledged Shares. The parties undertake that they will enter into a security agreement contemporaneous with this documentation.

SECTION 10.    Miscellaneous.

10.1    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by Markland and a Majority Interest. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or some Investors and that does not directly or indirectly affect the rights of other Investors may be given by Investors to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

10.2    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to Markland, to:

Markland Technologies, Inc.
222 Metro Center Boulevard
Warwick, RI 02886
Fax: 401-921-5160
Attn: President

with a copy to:

Greenberg Traurig, LLP
20th Floor
One International Place
Boston, MA 02110
Fax: 617-279-8438
Attn: Jonathan Bell, Esq

if to an Investor, at such Investor’s address set forth on such Investor’s signature page hereto,

with a copy to:

Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York
Fax: 212-980-5192
Attn: David Danovitch, Esq.

The designation of any such address may be changed at any time by any party upon written notice given pursuant to the requirements of this Section.

10.3    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Each Investor may assign its rights hereunder only to transferees of the shares of the Technest Shares, Series G Preferred Stock or Technest Conversion Shares in accordance with applicable state and federal securities laws.

10.4    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

10.5    Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR

PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.6    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

10.7    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

10.8    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.9    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10.10   Attorneys’ Fees. At the Closing, Markland shall reimburse the Investors for their reasonable out of pocket costs and their other legal costs, including their reasonable counsel’s fees, incurred in connection with the preparation of the Transaction Documents and the investigation of and the consummation of the transactions contemplated hereby, in a sum not to exceed $30,000.

10.11    Glossary of Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below:

An “Affiliate” of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Escrow Agreement” means the agreement between Markland, the Investors, Stephen Hicks, as representative of the Investors, and Gersten Savage LLP, as escrow agent, dated as of the date of the Closing, in substantially the form of Exhibit A attached to this Agreement.

“Majority Interest” means the Investors and their Affiliates holding not less than a majority of the Technest Conversion Shares (determined on an as-converted basis).

“Person” means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

“Registration Rights Agreement” means the agreement between Markland and the Investors, dated as of the date of the Closing, in substantially the form of Exhibit B attached to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the agreement between Markland and the Investors, dated as of the date of the Closing, in substantially the form of Exhibit C attached to this Agreement.

“Series G Articles” means the Articles of Amendment to the Articles of Incorporation of Markland for Designation of Preferences, Rights and Limitations of Series G Preferred Stock.

“Technest” means Technest Holdings, Inc., a Nevada corporation.

“Transaction Documents” means this Agreement, the Security Agreement, the Escrow Agreement and the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties have executed this Litigation Settlement, Securities Purchase, Relinquishment and Exchange Agreement as of the date first written above.

COMPANY:

MARKLAND TECHNOLOGIES, INC.

By:    /s/ Gino Pereira
Name: Gino Pereira
Title: Chief Financial Officer

INVESTORS:

SOUTHRIDGE PARTNERS LP

By:    /s/ Henry Sargent
Name: Henry Sargent
Title: Manager of General Partner

Address:    90 Grove Street
Ridgefield, CT 06877

SOUTHSHORE CAPITAL FUND LTD

By:     Illegible
Name: Navigator Management, Ltd.
Title: Director

Address: Cayside, 2nd Floor, P.O. Box 30592 SMB,
George Town, Grand Cayman, Cayman Islands,
British West Indies

ABERDEEN AVENUE LLC

By:     Illegible
Name: Navigator Management, Ltd.
Title: Director

Address: Cayside, 2nd Floor, P.O. Box 30592 SMB,
George Town, Grand Cayman, Cayman Islands,
British West Indies

BRITTANY CAPITAL MANAGEMENT LTD.

By:    /s/ Barry W. Herman
Name: Barry W. Herman
Title: President

Address:    Cumberland House
27 Cumberland Street
P.O. Box N-10818
Nassau, New Providence Island
The Bahamas

HOLDERS:

ROBERT TARINI

   /s/ Robert Tarini

GINO PEREIRA

   /s/ Gino Pereira

Schedule A

Exchange of new Series G Preferred Shares for Series E Preferred Shares

Investor	Series E Preferred Stock Being Exchanged for Series G Preferred Stock	New Series G Preferred Stock Being Issued in Exchange for Series E Preferred Stock

Southridge Partners LP	450.00	636.25

Southshore Capital Fund Ltd.	79.20	111.81

Aberdeen Avenue LLC	690.00	1,203.18

Brittany Capital Management Ltd.	13.00	22.67

	Total: 1,232.20	1,973.91

Schedule B

Relinquishment of Series F Preferred Shares

Holder	Series F Preferred Stock Being Relinquished

Robert Tarini	650

Gino Pereira	700

Total: 1350

Schedule C

Technest Shares to be Purchased for Cash at the Closing

The following table sets forth the number of Technest Shares, and the amounts paid for such shares, to be purchased for cash by each Investor at the Closing:

Investor	Number of Technest Shares	Purchase Price of Technest Shares

Southridge Partners LP	1,199,261	$570,000

Southshore Capital Fund Ltd.	788,987	$375,000

Aberdeen Avenue LLC	1,167,701	$555,000

	Total: 3,155,949	$1,500,000

Schedule D

Technest Common Stock Issued to Investors representing Liquidated Damages associated with the Previous Registration Rights Agreement

Investor	Series E Preferred Stock	Technest Common Stock

Southridge Partners LP	450.00	162,000

Southshore Capital Fund Ltd.	79.20	28,512

Aberdeen Avenue LLC	690.00	248,400

Brittany Capital Management Ltd.	13.00	4,680

	Total: 1,232.20	Total: 443,592